Exhibit 10.9

Playboy Entertainment Group, Inc.
680 North Lakeshore Drive
Chicago, Illinois 60611

Dear Mr. Campbell:

This Acknowledgement of Assignment (the "Notice") is made this 22nd day of December 2003 among Playboy Entertainment Group, Inc. ("Lessee"), The Walden Asset Group, LLC ("Lessor"), and General Electric Capital Corporation ("Assignee").

In order to induce us to accept an assignment of all of Lessor's right, title and interest in the Lease, but none of Lessor's obligations with respect thereto, you confirm to us the following:

                                   BACKGROUND

A. Lessor and Lessee have executed Equipment Schedule No. 1 (collectively the "Schedule") pursuant to and incorporating therein, the terms and conditions of the Master Lease dated December 22, 2003 (the "Master Lease") between The Walden Asset Group, LLC as Lessor, and Playboy Entertainment Group, Inc. as Lessee, (the Schedule and each Acceptance Certificate thereunder, being hereinafter collectively referred to as the "Lease");

B. Lessor has assigned all of its right, title and interest in, to and under, the Lease; but none of its obligations thereunder, to Assignee.

C. The parties desire to clarify certain of their rights and obligations with respect to each other.

NOW, THERETOFORE, IT IS AGREED:

1. Lessee hereby acknowledges notice of and consents to Lessor's assignment to Assignee of all of Lessor's right, title and interest in the Lease, but none of Lessor's obligations with respect thereto, all Basic Rent, commencing with the Basic Rent payment due on January 1, 2004, Casualty Value payments, and all other payments from time to time payable by Lessee under the Lease from and after the date hereof (said rents and all other payments being hereafter collectively referred to as the "Moneys").

2. Lessee represents and warrants, as of the date hereof, as follows: (a) that Lessee has executed an Acceptance Certificate and has therefore accepted the equipment described therein (collectively, the "Equipment") under Lease, and (b) that the Basic Rent Amount is payable (subject to the terms and conditions of the Lease, including Lessee's buyout option and renewal option) in 60 consecutive monthly installments on the first day of each month, as follows:

                     First Basic        First Assignee
         Schedule    Rent Date          Rent Date             Rent Amount
         --------    ---------          ---------             -----------
         1           January 1, 2004    January 1, 2004       $244,814.64
      and; (c) that Exhibit A hereto is a true and complete copy of the Lease, with all amendments and modifications thereto; (d) that, notwithstanding anything to the contrary in the Lease, there is only one original of each Schedule marked "Original"; any other Schedule containing original signatures is marked "Duplicate", and only the counterpart marked "Original" will be considered chattel paper with respect to which a security interest may be created; and Assignee shall maintain possession of the "Original" Schedule; (e) that Lessor is not in default of any of its obligations as Lessor under the Lease, and Lessee is not in default under the terms of the Lease; (f) there has been no material adverse change in the financial condition of Lessee since its last published annual report; (g) that the Lease and Master Lease are in full force and effect and represent valid and binding obligations of Lessee; (h) that Lessee has received no notice of a prior sale, transfer, assignment, hypothecation, or pledge of the Lease, the Moneys, or the Equipment (except for the grant of security interest in the leasehold under the bank facilities and indenture, which bank facilities security interests have been released/subordinated for the benefit of Lessor pursuant to certain release agreements); (i) that all representations and duties of Lessor intended to induce Lessee to enter into the Lease whether required by the Lease or any other written agreement entered into in connection therewith have been fulfilled; (j) that the Lease, Master Lease, and this Notice are the sole agreements between Lessee and Lessor respecting the Equipment and the Moneys; (k) that Assignee shall be entitled to the benefits of each and every right accorded an Assignee pursuant to the terms of the Lease; and (l) that no assignment or sublease by Lessee of any of its rights under the Lease, Master Lease or in the Equipment shall in any way discharge or diminish any of Lessee's obligations under the Lease, it being the intention that Lessee shall remain primarily liable to pay and perform all of its obligations under the Lease; (m) that, other than as set forth herein and in the Lease, the assignment to Assignee does not materially change Lessee's duties or obligations under the Lease nor materially increase the burdens or risks imposed on Lessee; (n) the Lease is a "finance lease" as defined in and for the purposes of Article 2A of the Uniform Commercial Code.

3. Lessee agrees, in accordance with Section 18 of the Lease, that so long as Assignee does not breach its Covenant of Quiet Enjoyment (as defined in paragraph 6 hereof), Lessee will not assert against Assignee any defense, claim, counterclaim, recoupment, setoff, or right which Lessee may have against Lessor or any other party. Lessee agrees that it will remit all Moneys directly to Assignee as set forth in Section 1 hereof (in sufficient advance time to reach Assignee on their scheduled due dates), via Lessee's check payable to and at the address as follows:

                           General Electric Capital Corporation
                           GE Capital-CEF
                           Lock Box 640387
                           Pittsburgh, Pennsylvania 15219

      without regard to any defense, claim, counterclaim, recoupment, setoff, or right it may have against Lessor arising under the Lease or otherwise and will not seek to recover any part of the same from Assignee. Notwithstanding the foregoing, nothing herein shall be deemed to relieve Lessor from any of its obligations to Lessee under the Lease.

4. Lessee agrees (a) that it shall not enter into any waiver, consent, or other agreement amending, modifying or terminating the Lease (other than its exercise of any right or option reserved for the Lessee under the Lease or any related agreement) to which Assignee is not a party without the written consent of Assignee and any such attempted waiver, consent, or agreement to amend, modify or terminate the Lease without such consent shall be void; (b) that Assignee has not assumed and shall not be obligated to perform any of Lessor's obligations under the Lease, other than those set forth in


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

      this Notice, unless agreed upon by the parties to this agreement in writing; (c) that it will deliver to Assignee a copy of all notices and other communications relating to the Lease and the Equipment at the same time any such notice is required to be given to Lessor in accordance with the Lease; (d) that, provided neither Lessee nor any guarantor is required to file regular periodic reports, forms and other filings with the Securities and Exchange Commission, including (without limitation) Forms 8K, 10K and 10Q, Lessee or its guarantor shall promptly within 60 days of the end of each fiscal quarter (other than the fourth fiscal quarter) deliver to Lessor copies of guarantor's quarterly unaudited financial statements and within 120 days after the end of each fiscal year deliver to Lessor copies of guarantor's annual audited financial statements, including the opinion of the auditor and upon reasonable request by Lessor, Lessee shall promptly within 60 days of the end of each fiscal quarter deliver to Lessor copies of its quarterly unaudited financial statements, at Assignee's address for notices set forth below, and (e) Lessee hereby agrees with Assignee that it will promptly designate Assignee as "Additional Insured" as required in the Master Lease.

6. Lessee agrees to do any further act and execute any further documents that Assignee reasonably requests in order to protect and secure its interest in the Equipment and its benefits under the Lease. Assignee shall have all the rights of a secured party under the Uniform Commercial Code, as well as those of Lessor under the Lease, in enforcing its interest. Lessee hereby authorizes Assignee to file all necessary UCC's with respect to the interests granted herein and in the Lease in the appropriate jurisdictions.

7. Assignee hereby covenants to Lessee that, so long as no Event of Default (as defined in Section 19 of the Master Lease) shall have occurred and be continuing and Lessor has not given notice (or been deemed to have given notice) thereof, neither it or any person acting at Assignee's direction will disturb or cause the disturbance of Lessee's (or any of its permitted sublessees' or assignees') quiet and peaceful possession of the Equipment and its unrestricted use of the Equipment for its intended purpose under the terms of the Lease (the foregoing covenant being referred to herein as the "Covenant of Quiet Enjoyment").

8. The validity of this Notice, the construction and enforcement of the terms hereof, and the interpretation of the rights and duties of the parties hereto shall be governed by the laws of the State of Illinois.

8. Any notices required or permitted to be given or delivered hereunder shall be in writing (unless otherwise specifically provided herein or in the Lease) and shall be sufficiently given if sent by overnight courier to the parties at their addresses as set forth in the signature blocks below; or to such other address or addresses as the parties may specify from time to time. Any such notice shall be deemed to be given on the earlier of three days after mailing or upon receipt.

9. Lessee further agrees that its obligations to make rent payments thereunder, in accordance with the terms thereof, are absolute and unconditional and are independent of Lessee's use and enjoyment of the Equipment or the performance by Lessor of any of its obligations under the Lease or otherwise. All payments will be made to the Assignee regardless of: any bankruptcy, insolvency, reorganization or similar event with respect to the Lessor, the failure of the Equipment to perform to Lessee's expectation or the failure of Lessor or any maintenance or service provider in repairing, maintaining or servicing the Equipment subject to the Lease.

10. This Notice may be executed separately or independently in any number of counterparts. When each party has executed the same or a different counterpart, each and all of which together shall be deemed to have executed by all parties simultaneously and for all purposes to be one Notice.


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

11. Lessee agrees that neither it nor its affiliates will in the future issue any press releases or other public disclosure using the name of Assignee or its affiliates or referring to this Lease or any related document without the prior written consent of Assignee unless (and only to the extent that) Lessee is required to do so under any law, rule or regulation of any governmental authority and then, in any event, Lessee or affiliate will consult with Assignee before issuing such press release or other public disclosure. Lessee consents to the publication by Assignee of a tombstone or similar advertising material relating to the financing transactions contemplated by this Lease. Assignee shall provide a draft of any such tombstone or similar advertising material to Lessee for review and comment prior to the publication thereof. Assignee reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

IN WITNESS WHEREOF, the parties hereto have executed this Notice as of the day, month, and year first above written.

THE WALDEN ASSET GROUP, LLC                GENERAL ELECTRIC CAPITAL
(LESSOR)                                   CORPORATION
                                           (ASSIGNEE)


By: /s/ David L. Burmon                    By: /s/ Joseph B. Williams
   ---------------------------------          --------------------------------
Name:  David L. Burmon                     Name: Joseph B. Williams
     -------------------------------            ------------------------------
Title: Chief Operating Officer             Title: Senior Risk Manager
      ------------------------------             -----------------------------


PLAYBOY ENTERTAINMENT GROUP, INC.
(LESSEE)


By: /s/ Robert D. Campbell
   ---------------------------------
Name: Robert D. Campbell
     -------------------------------
Title: Treasurer and Asst. Secretary
      ------------------------------


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